Exhibit 5.2

[LETTERHEAD OF MIDAMERICAN ENERGY COMPANY]

September 6, 2013

MidAmerican Energy Company

666 Grand Avenue

Des Moines, Iowa 50309

Ladies and Gentlemen:

I am the Assistant General Counsel of MidAmerican Energy Company, an Iowa corporation (the “Company”). I have served in such capacity in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3, File No. 333-190862, (the “Earlier Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) and a Pre-Effective Amendment No. 1 to such Earlier Registration Statement (the “Pre-Effective Amendment” and together with the Earlier Registration Statement, the “Registration Statement”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of the Company’s: (i) unsecured debt securities, which may either be senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities”) and (ii) first mortgage bonds (the “First Mortgage Bonds” and, collectively with the Senior Debt Securities and the Subordinated Debt Securities, the “Securities”).

The Senior Debt Securities are to be issued under an indenture, dated as of October 1, 2006 (the “Senior Base Indenture”), entered into between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (the “Trust Company”), as indenture trustee. The Subordinated Debt Securities are to be issued under an indenture (the “Subordinated Base Indenture”) to be entered into between the Company and the Trust Company, as indenture trustee . The First Mortgage Bonds are to be issued under an indenture (the “Mortgage Bond Indenture”, and collectively with the Senior Base Indenture and the Subordinated Base Indenture, the “Base Indentures”) to be entered into between the Company and the Trust Company, as indenture trustee. Prior to issuing First Mortgage Bonds, the Company will execute a mortgage, security agreement, fixture filing and financing statement (the “Mortgage”) in favor of the Trust Company, in its capacity as collateral trustee (the “Collateral Trustee”), and the Company also will enter into an intercreditor and collateral trust agreement (the “Collateral Trust Agreement” and, together with the Mortgage, the “Security Documents”) with the Trust Company, in its capacity as the Mortgage Bond Trustee, and the Trust Company in its capacity as the Collateral Trustee.

In arriving at the opinions expressed below, I have examined originals, or copies certified or otherwise identified to my satisfaction as being true and complete copies of the originals, of the Senior Base Indenture, the form of the Subordinated Base Indenture, the form of the Mortgage Bond Indenture and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as I have deemed necessary or advisable to enable me to render these opinions. In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. As to any facts material to these opinions, I have relied to the extent I deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that (i) the Company is duly incorporated, is validly existing and in good standing under the laws of Iowa and has all requisite power to execute, deliver and perform its obligations under the Base Indentures and the Security Documents; (ii) the execution and delivery of the Senior Base Indenture by the Company and the performance of its obligations thereunder have been duly authorized by all necessary corporate or other action and do not violate any law, regulation, order, judgment or decree applicable to the Company; and (iii) the Senior Base Indenture has been duly executed and delivered by the Company.

I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Iowa and the United States of America. This opinion is limited to the effect of the current state of the laws of the State of Iowa, the United States of America and the facts as they currently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

I consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Paul J. Leighton, Esq.
Paul J. Leighton, Esq. Assistant General Counsel